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                                                                Exhibit 32(a)

                                   TXU CORP.
                       Certificate Pursuant to Section 906
                         of Sarbanes - Oxley Act of 2002
                              CERTIFICATION OF CEO




         The undersigned, C. John Wilder, President and Chief Executive of TXU Corp. (the "Company"), DOES HEREBY CERTIFY that:

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 2003 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

    2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 12th day of March, 2004.




                              /s/ C. John Wilder
                           --------------------------------------------------
                           Name:  C. John Wilder
                           Title: President and Chief Executive






A signed original of this written statement required by Section 906 has been provided to TXU Corp. and will be retained by TXU Corp. and furnished to the Securities and Exchange Commission or its staff upon request.